Exhibit 5.1

Summit Therapeutics PLC 136a Eastern Avenue Milton Park Abingdon Oxfordshire OX14 4SB	Your Ref: OUR REF: DXS\SUM016.0012 DIRECT DIAL: 020 7216 5572 EMAIL: d.smith@druces.com 14 September 2017

Dear Sirs

Registration Statement on Form F-3

1.	We have acted as English legal advisors for Summit Therapeutics PLC (the “Company”) in connection with the Company’s issue and sale (the “Sale”) of 7,295,000 new ordinary shares of £0.01 each in the Company (the “Sale Shares”) in the form of 1,459,000 American Depositary Shares (“ADSs”) pursuant to an underwriting agreement dated as of 13 September 2017 (the “Underwriting Agreement”) between the Company and the several Underwriters named in Schedule I thereto. Each ADS represents five ordinary shares of £0.01 each of the Company. The underwriters to the Sale have the right to purchase up to an additional 1,094,250 new ordinary shares of £0.01 each in the capital of the Company in the form of 218,850 ADSs (the “Further Shares” and, together with the Sale Shares, the “Securities”)).

2.	This opinion is being furnished in connection with (i) the Registration Statement on Form F-3 (File No. 333-211301) (the “Registration Statement”) filed by the Company with the US Securities and Exchange Commission (the “SEC”) for the purpose of, among other things, registering with the SEC under the Securities Act of 1933, as amended (the “Securities Act”) certain ordinary shares of £0.01 each of the Company, which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an initial aggregate offering price not to exceed $100,000,000, as set forth in the Registration Statement and the prospectus contained therein (the “Base Prospectus”); and (ii) the prospectus supplement dated 13 September 2017 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) relating to the issuance and sale pursuant to the Registration Statement of the Securities. In connection with this opinion we have not been concerned with nor have we verified the facts or reasonableness of any statements contained in the Registration Statement or the Prospectus.

3.	For the purposes of this opinion we have examined the following documents only:

(i)	The Registration Statement

(ii)	The Prospectus

(iii)	The Underwriting Agreement

(iv)	a certificate dated 14 September 2017 signed by your Company Secretary (the “Secretary’s Certificate”) having the following documents attached to it:

a.	copies of the certificate of incorporation, certificates of incorporation on change of name and articles of association of the Company (the “Articles”), copies of which are attached to the Secretary’s Certificate;

14 September 2017

2

b.	a copy of the register of members as at the date of the certificate;

c.	the shareholder resolutions passed at the annual general meeting of the Company convened and held on 18 July 2017 (the “Shareholder Resolutions”)

d.	resolutions by the board of directors of the Company on 3 August 2017 at which it was resolved, inter alia, to proceed with the Sale, to constitute a committee of the board of directors of the Company (the “Committee”) to (inter alia) approve the final details of the Sale and approve and file the Prospectus Supplement; and

e.	resolutions passed by the Committee on 13 September 2017 to, inter alia, price the sale and allot the Securities (such resolutions together with the resolutions of the board of directors of the Company passed on 3 August 2017 the “Board Resolutions” and the Board Resolutions together with the Shareholder Resolutions the “Corporate Approvals”).

4.	For the purposes of this opinion we have assumed without investigation, the following:

(i)	all documents submitted to us as originals or copies are authentic, accurate and complete and that all signatures on such documents are genuine and that all copies of such documents conform to the originals;

(ii)	each party (other than the Company) to any documents reviewed by us has the requisite capacity, power and authority to enter into such document;

(iii)	all requisite corporate authorisations have or will have been complied with in respect to the execution and delivery of each document reviewed by us for the purpose of this opinion;

(iv)	any agreements examined by us which are governed by the laws of any jurisdiction other than England and Wales are legal, valid and binding under the laws by which they are (and are expressed to be) governed;

(v)	the contents of the Secretary’s Certificate are true both when given and at the date of this opinion and there is no matter not contained or referred to in the Secretary’s Certificate which would make the contents of and information contained in the Secretary’s Certificate incorrect or in any way misleading and this will remain the case as at each date on which any of the Securities are issued from time to time by the Company;

(vi)	the information disclosed in our on-line search made with the Registrar of Companies carried out on 14 September 2017 was at the time complete, up-to-date and accurate and has not since then been altered or added to and the search did not fail to disclose any information relevant for the purposes of this opinion;

(vii)	each of the individuals who signs as, or otherwise claims to be, an officer of the Company is the individual whom he or she claims to be and holds the office he or she claims to hold and that all documents submitted to us have been duly executed and delivered;

(viii)	all factual representations made in any of the documents submitted to us are accurate and complete;

(ix)	in allotting and issuing any Securities or granting any rights to subscribe for Securities, the Company has fully complied and will comply with its obligations under all applicable money laundering legislation and under all applicable bribery and corrupt practices legislation in the UK or otherwise, including the Bribery Act 2010 (UK) and Foreign Corrupt Practices Act of 1977 (USA), as amended;

14 September 2017

3

(x)	that in each case the documents referred to in paragraphs 3(iv) and (v) above are or will be a true record of the proceedings of the relevant meeting and that each resolution recorded in those documents has not been and will not be amended or rescinded and remains or will remain in full force and effect;

(xi)	that the directors of the Company acted and will act in accordance with ss171 to 174 Companies Act 2006 in approving the resolutions recorded in the minutes referred to in paragraphs 3(iv) and (v); and that all actions to be carried out by the Company pursuant to the Corporate Approvals are or will be in its commercial interests;

(xii)	that the Company shall receive in full in cash the purchase price payable for Securities (including the nominal value and all premium thereon);

(xiii)	the Securities and rights to subscribe for Securities, and any communication made in relation thereto, shall not have been offered to the public in the United Kingdom or made in breach of any UK laws (including but not limited to the Financial Services and Markets Act 2000) and regulations concerning the offer of securities to the public in the United Kingdom or communications made in relation thereto;

(xiv)	there will be no change to the Articles which would affect any of the opinions given in this opinion;

(xv)	the Company is not, and will not (whether as a result of the allotment and issue of any Securities or otherwise) be, in breach of any instrument or contract binding on the Company;

(xvi)	there are no provisions of the laws of any jurisdiction outside England that have any implication for the opinions that we express herein and that, insofar as the laws of any jurisdiction outside England may be relevant to this opinion, such laws have been and will be complied with at all times;

(xvii)	the Company has not passed a voluntary winding-up resolution and no petition or application has been presented to or order made by a court for the winding-up or dissolution of the Company or the appointment of an administrator of the Company and no receiver or administrator has been appointed in respect of the Company or any of its assets which in any such case has not been revealed by the searches referred to above in paragraph 4(vi);

(xviii)	the Company is not unable to pay its debts, within the meaning of section 123 of the Insolvency Act 1986 (UK), at the date hereof;

(xix)	that as at each date on which the Company allots or issues Securities, the documents examined by us (as listed in paragraph 3 above), and the results of the searches and enquiries made, as set out in paragraph 4(vi) above would not be rendered untrue, inaccurate, incomplete or out-of-date by reference to subsequent facts, matters, circumstances or events;

(xx)	to the extent that any of the Securities is resolved to be issued conditional upon admission to trading on the AIM market of the London Stock Exchange, such admission takes place; and

(xxi)	the term “non-assessable” in relation to the Ordinary Shares means under English law that holders of such shares, in respect of which all amounts due on such shares as to the nominal amount and any premium thereon have been fully paid, will be under no obligation to contribute to the liabilities of the Company solely in their capacity as holders of such Ordinary Shares.

14 September 2017

4

5.	Based upon and subject to the assumptions contained in paragraph 4 above, and subject to the reservations contained below in paragraph 6 and to any other matters not disclosed to us, we are of the opinion that the Securities have been duly authorized for issuance and when the Securities are issued and paid for in accordance with the terms of the Underwriting Agreement, they will be validly allotted and issued, fully paid and non-assessable.

6.	The opinions contained in paragraph 5 are subject to the following reservations and qualifications:

(i)	the search detailed in paragraph 4(vi) is not conclusive as to whether or not insolvency proceedings have been commenced in relation to the Company or any of its assets. For example, information required to be filed with the Registrar of Companies is not in all cases required to be filed immediately (and may not be filed at all or on time); once filed, the information may not be made publicly available immediately (or at all) and the Search may not reveal whether insolvency proceedings or analogous procedures have been commenced in jurisdictions outside England and Wales;

(ii)	this opinion is subject to all applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation or analogous circumstances.

7.	This opinion relates only to English law (being for these purposes, except to the extent we make specific reference to an English law (conflict of law rule or principle, English domestic law on the assumption that English domestic law applies to all relevant issues) as applied by the English courts as at today’s date, including the laws of the European Union to the extent having the force of law in England.

8.	This opinion speaks only as at the date it is given and we accept no obligation to update this opinion or advise the addressee (or any other party) in respect of any changes in the law or facts that may occur after the date this opinion has been given. In particular we draw to your attention the inherent uncertainty regarding the legislative position in England and Wales in the coming years following the decision by the British electorate to withdraw from the European Union, the consequences of which are impossible to predict at this time.

9.	We hereby consent to the filing of this opinion under the Securities Act with the SEC as an exhibit to the Company’s report on Form 6-K filed with the SEC on the date hereof; however by giving such consent we do not admit that we are experts under the Securities Act or the rules or regulations of the Commission issued thereunder.

10.	This opinion and any non-contractual obligations arising out of or in connection with this opinion shall be governed by, and construed in accordance with, English law.

Yours faithfully

/s/ Druces LLP

Druces LLP